UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2022, Allarity Therapeutics, Inc. (the “Company”) and 3i, LP, holder of Series A Preferred Stock and Warrant of the Company (“3i”), entered into that certain First Amendment to the Forbearance Agreement and Waiver (the “Amendment”) to extend the forbearance period date under subsection 5 of Section 2 of the Forbearance Agreement and Waiver dated April 27, 2022 (the “Original Agreement”) from June 4, 2022 to June 20, 2022. In addition, the parties agreed that the forbearance period of June 20, 2022 may also be extended for an additional fifteen (15) days to July 5, 2022, provided that, on June 20, 2022 the Company will remove the restrictive legend on 441,005 shares of common stock of the Company issued in connection with the conversion of certain shares of Series A Preferred Stock (“Conversion Shares”) by 3i pursuant to the conversion notice dated May 2, 2022, and 3i is able to sell the Conversion Shares free of restrictions (including volume restrictions) pursuant to SEC Rule 144(b)(1)(i) (the “Legend Removal”).

The Original Agreement was entered into by the Company and 3i as a result of a delay under the Registration Rights Agreement dated May 20, 2021. Under the Original Agreement, in exchange for certain consideration, 3i agreed to forbear exercising any rights or remedies that it may have had under the Certificate of Designations for the Series A Preferred Stock (the “COD”) in connection with certain Triggering Events (as described therein) until the earlier to occur of (i) the date immediately prior to the date of occurrence of a Bankruptcy Triggering Event, (ii) the date of occurrence of any other Triggering Event under Section 5(a) of the COD (excluding any Triggering Event arising solely as a result of Section 5(a)(ii) of the COD and Section 4(c)(ii) of the Warrant), (iii) the time of any breach by the Company under the Forbearance Agreement and Waiver, (iv) the Resale Availability Date as defined therein and (v) June 4, 2022 (such period, the “Original Forbearance Period”). As a result of the Amendment, the June 4, 2022 date has been amended to June 20, 2022, with the option to extend to July 5, 2022 subject to the Legend Removal.

A copy of the Original Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K previously filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2022. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
10.1	First Amendment to Forbearance Agreement and Waiver
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Steve Carchedi
Steve Carchedi
Chief Executive Officer

Dated: June 10, 2022

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